Exhibit 10.97: Form of Time-vesting Restricted Stock Unit (RSU) Award Certificate under the Move, Inc. 2011 Incentive Plan

MOVE, INC.

TIME-BASED RESTRICTED STOCK UNIT (RSU) AWARD CERTIFICATE

Non-transferable

G R A N T  T O

____________________
(“Grantee”)

by Move, Inc. (the “Company”) of

[NUMBER] restricted stock units (“RSUs”)

consisting of the right to receive, in the future, on a one-for-one basis and subject to the terms and conditions of this Award Certificate (“Certificate”), shares of the Company’s common stock, par value $0.001 per share (“Shares”).

The RSUs are granted pursuant to and subject to the provisions of the Move, Inc. 2011 Incentive Plan (the “Plan”), which provisions are incorporated by reference into this Certificate, and of this Certificate. By accepting any of the RSUs, or any Shares subsequently issued by the Company with respect to the RSUs (“Issued Stock”), Grantee shall be deemed to have agreed to the provisions of this Certificate and the Plan. Capitalized terms used in this Certificate and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

The RSUs are subject to the following vesting restrictions. Unless vesting is accelerated as provided for in the Plan, the RSUs shall become non-forfeitable (vest) and the Grantee entitled to receive Issued Stock in accordance with the following schedule, provided that the Grantee remains in Continuous Service on each applicable vesting date:

[     Vesting schedule/terms     ]

Shares of Issued Stock will be registered on the books of the Company in Grantee’s name as of the date the associated RSUs vest, and, subject to the restrictions and other terms of this Certificate, shall be delivered to Grantee as soon as practicable thereafter, in certificated or uncertificated form. Any RSUs that fail to vest in accordance with the terms of this Certificate will be forfeited (as will any right to receive Issued Stock with respect to such RSUs) without further consideration or any act or action by Grantee.

The RSUs are subject to each of the following additional restrictions. [     Restrictions     ]

Regarding Issued Stock that is subject to any restriction, any new, additional or different securities the Grantee may become entitled to receive with respect to such Issued Stock by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as such Issued Stock.

IN WITNESS WHEREOF, Move, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

MOVE, INC.

By: _________________________________, its Authorized Officer	Grant Date: ___________ __, 20___

25